UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[ ]	Definitive Information Statement

LINK ENERGY LLC

(Name of Registrant as Specified in Its Charter)

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The Charter Amendment
General
Required Approvals and Timing
Implications of the Charter Amendment
Dissenters’ Rights of Appraisal
Delivery of Documents to Security Holders Sharing an Address
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
Where You Can Find More Information
Incorporation of Certain Documents by Reference

Link Energy LLC
2000 West Sam Houston Parkway South
Suite 400
Houston, Texas 77042

February      , 2004

Dear Link Energy Unitholder:

     We are sending you this information statement to notify you that holders of approximately 74.8% of our outstanding common units have taken action by written consent to approve an amendment to our Amended and Restated Limited Liability Company Agreement to increase the number of company securities, including common units, we are authorized to issue. We refer to this amendment as the “charter amendment.” This information statement contains information about the charter amendment and we urge you to read it carefully. The full text of the charter amendment is attached as Appendix A.

     We are mailing this information statement to our unitholders of record as of the close of business on February      , 2004. No additional unitholder approval of the charter amendment is required; however, federal securities laws require that we deliver this information statement to our unitholders prior to effecting the charter amendment. We intend to take all necessary action to effect the charter amendment on or after February      , 2004 (20 days from the date of mailing this information statement).

     No unitholder meeting will be held in connection with the charter amendment. We are not asking you for a proxy and you are requested not to send us a proxy.

     Thank you for your continued interest in Link Energy.

Very truly yours,

THOMAS M. MATTHEWS Chairman of the Board and Chief Executive Officer

Link Energy LLC

2000 West Sam Houston Parkway South
Suite 400
Houston, Texas 77042

INFORMATION STATEMENT

     We are sending you this information statement to notify you that holders of approximately 74.8% of our outstanding common units have taken action by written consent to approve an amendment to our Amended and Restated Limited Liability Company Agreement, referred to herein as our “LLC Agreement.” Our LLC Agreement currently prohibits us from issuing any additional equity securities without the prior approval of holders of at least two-thirds of our outstanding common units. The amendment to our LLC Agreement, referred to herein as the “charter amendment,” will permit us to issue up to 75,000,000 additional common units and up to 25,000,000 additional company securities (which may include common units) without further unitholder approval. This information statement contains information about the charter amendment and we urge you to read it carefully. The full text of the charter amendment is attached as Appendix A.

     Our board of directors has approved the charter amendment. No additional unitholder approval of the charter amendment is required. Accordingly, no action is required on your part. However, federal securities laws require that we deliver this information statement to our unitholders prior to effecting the charter amendment. We intend to take all necessary action to effect the charter amendment on or after February      , 2004 (20 days from the date of mailing this information statement).

     We are currently considering a number of options for achieving a reduction of our debt in order to achieve growth in our marketing volumes and earnings, including raising additional equity capital and evaluating the feasibility of our lenders converting a portion of their debt to equity. The charter amendment will permit us to pursue one or more equity financing transactions in furtherance of our debt reduction goals. As of the date of this information statement, there are no pending equity issuances. The charter amendment will not alter the current number or relative rights and limitations of our outstanding common units. However, any future issuance of additional common units could have the effect of diluting the equity interests of existing unitholders and our earnings per unit, if any. Such dilution may be substantial.

     No unitholder meeting will be held in connection with the charter amendment. We are not asking you for a proxy and you are requested not to send us a proxy.

     The date of this information statement is February      , 2004, and it is being mailed on or about February      , 2004 to our unitholders of record as of the close of business on February      , 2004.

The Charter Amendment	3
General	3
Required Approvals and Timing	3
Implications of the Charter Amendment	3
Dissenters’ Rights of Appraisal	4
Delivery of Documents to Security Holders Sharing an Address	4
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	5
Where You Can Find More Information	7
Incorporation of Certain Documents by Reference	7

Appendix A	Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Link Energy LLC

The Charter Amendment

General

     Our LLC Agreement currently prohibits us from issuing any additional company securities, including common units, without the prior approval of holders of at least two-thirds of our outstanding common units, other than:

•	the issuance of up to 1,200,000 common units under our equity incentive plan (under which common units were issued as of December 31, 2003), and

•	the issuance of up to 957,981 common units upon exercise of our outstanding warrants to purchase common units.

     The term “company securities” is defined under our LLC Agreement to mean our units, or any classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that we may lawfully issue, or any of our unsecured or secured debt obligations convertible into any class or series of our equity securities.

     The charter amendment will replace the current limitation on our future issuance of company securities, with a new limitation under which we will not be permitted to issue additional company securities, including common units, without the approval of the holders of at least two-thirds of our outstanding common units, other than:

•	the issuance of up to 1,200,000 common units under our equity incentive plan (under which common units were issued as of December 31, 2003),

•	the issuance of up to 957,981 common units upon exercise of our outstanding warrants to purchase common units,

•	the issuance of up to 75,000,000 additional common units, and

•	the issuance of up to 25,000,000 additional company securities (which may include common units).

Required Approvals and Timing

     Under the terms of our LLC Agreement, the charter amendment must be approved by the affirmative vote of holders of at least two-thirds of our outstanding common units entitled to vote thereon. In January 2004, persons who in the aggregate held approximately 74.8% of our outstanding common units took action by written consent to approve the charter amendment. Accordingly, no further vote or proxy is required by our unitholders to approve the charter amendment. Our board of directors has approved the charter amendment.

     Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the charter amendment cannot take effect until 20 calendar days after this information statement is first mailed to our unitholders. We intend to take all necessary action to effect the charter amendment on or after February      , 2004 (20 days from the date of the mailing this information statement).

Implications of the Charter Amendment

     As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview” in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2003, due to a number of factors we will likely not be able to achieve growth in our marketing volumes and earnings without reducing our debt by at least $100 million. We are currently considering a number of options for achieving a reduction of our debt, including raising additional equity capital and evaluating the feasibility of our lenders converting a portion of their debt to equity. As of the date of this information statement, there are no pending equity issuances. Under the terms of our LLC Agreement, we are currently prohibited from issuing additional equity without the approval of at least two-thirds of our common unitholders. As described above, the charter amendment will permit us to issue up to 75,000,000 additional common units and 25,000,000 additional company securities (which may include common units) without obtaining further unitholder approval. Obtaining this flexibility removes a significant restriction on our ability to pursue one or more equity financing transactions in furtherance of our debt reduction goals.

     The charter amendment will not alter the current number or relative rights and limitations of our outstanding common units. The increase in the authorized number of company securities, including common units, will enable us to engage in possible future financings and such other transactions as our board of directors determines in its discretion. The issuance of any additional common units could have the effect of diluting the equity interests of existing unitholders and our earnings per unit, if any. Such dilution may be substantial.

Dissenters’ Rights of Appraisal

     No appraisal rights are or will be available under the Delaware Limited Liability Company Act or our LLC Agreement in connection with the approval of the charter amendment.

Delivery of Documents to Security Holders Sharing an Address

     Only one information statement is being delivered to multiple unitholders sharing an address unless we have received contrary instructions from one or more of our unitholders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this information statement to a unitholder at a shared address to which a single copy of the information statement was delivered. If you are a unitholder sharing an address with other unitholders and would like to notify us that you would like to receive separate copies of any information statements, proxy materials or annual reports that we may send in the future, please contact us at the address or telephone number found under “Where You Can Find More Information” below. In order to request additional copies of this information statement or to request delivery of a single copy of this information statement if you are receiving multiple copies, please contact us at the address or telephone number found under “Where You Can Find More Information” below.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

     The following table sets forth information regarding the beneficial ownership of our common units, as of December 31, 2003 held by:

•	each person or group of affiliated person known by us to beneficially own more than 5% of our common units,

•	all of our current directors,

•	certain of our executive officers, and

•	all of our directors and executive officers as a group.

     Under the rules of the SEC, beneficial ownership includes any common units over which an individual has sole or shared voting power or investment power, and also any common units that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The information in the following table is based on the information provided to us of the persons and entities described below.

	Units
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class (1)

Farallon Capital Management, L.L.C (2) One Maritime Plaza, Suite 1325, San Francisco, CA 94111	2,778,698	21.1%
Lehman Brothers Holdings Inc. (3) 745 Seventh Avenue, New York, NY 10019	2,529,439	19.2%
High Yield Portfolio, a Series of Income Trust 50592 AXP Financial Center, Minneapolis, MN 55474	1,675,884	12.7%
The Dreyfus Corporation (4) 200 Park Avenue, 55th Floor, New York, New York 10166	828,113	6.3%
Thomas M. Matthews (5)	140,000	1.1%
J. Robert Chambers	0	*
Julie H. Edwards	0	*
Robert E. Ogle	0	*
James M. Tidwell	0	*
S. Wil Vanloh, Jr.	0	*
Daniel J. Zaloudek	0	*
Dana R. Gibbs (5)	85,160	*
H. Keith Kaelber (5)	75,000	*

	Units
	Beneficially
Name and Address of Beneficial Owner	Owned	Percent of Class (1)

Mary Ellen Coombe (5)	40,010	*
Lori L. Maddox (5)	40,000	*
Randall G. Schorre (5)	45,000	*
Directors and Executive Officers as a Group (14 persons)	505,170	3.8%

*	less than 1%

(1)	The percentage amounts are calculated based on the 13,172,889 common units outstanding as of December 31, 2003.

(2)	Based on a Schedule 13D/A filed with the SEC on January 22, 2004 by Farallon Capital Management, L.L.C. (the “Management Company”), on behalf of itself, Farralon Offshore Special Holdings LLC (“FOSH”), Farrallon Institutional Special Holdings LLC (“FISH”), Farrallon Capital Partners, L.P. (“Farralon Capital”), Tinicum Partners, L.P. (“Tinicum”), Farrallon Partners, L.L.C. (the “General Partner”), David I. Cohen, Chun R. Ding, Joseph F. Downes, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Rajiv A. Patel, Derek C. Schrier, Thomas S. Steyer and Mark C. Wehrly (the individuals listed are referred to collectively as the “Individual Reporting Persons”). Includes 1,398,317 units beneficially owned by FOSH and 762,784 units beneficially owned by FISH. The Management Company has the power to direct the affairs of each of FOSH and FISH, including the power to direct the disposition of the proceeds of the sale of the units held by such entities, and, accordingly, may be deemed to be the beneficial owner of all units held by such entities. Also includes 589,101 units beneficially owned by Farrallon Capital and 28,496 units beneficially owned by Tinicum. The General Partner has the power to direct the affairs of each of Farrallon Capital and Tinicum, including the power to direct the disposition of the proceeds of the sale of the units held by such entities, and, accordingly, may be deemed to be the beneficial owner of all units held by such entities. The Individual Reporting Persons are managing members of the Management Company and the General Partner and, accordingly, may be deemed to be the beneficial owner of all units held by FOSH, FISH, Farrallon Capital and Tinicum. The Management Company, the General Partner and each of the Individual Reporting Persons disclaim beneficial ownership of the units held by FOSH, FISH, Farrallon Capital and Tinicum.

(3)	Based on a Form 4/A filed with the SEC on January 8, 2004. Lehman Brothers Holdings Inc. is a joint filer with its wholly-owned subsidiary, Lehman Brothers Inc., a Broker-Dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended. Lehman Brothers Inc. is the actual owner of the common units included in the table.

(4)	The Dreyfus Corporation is acting as investment advisor for the Dreyfus High Yield Strategies Fund, the Dreyfus/Laurel Funds Trust: Dreyfus Premier Limited Term High Yield Fund, Dreyfus Fixed Income Securities: Dreyfus High Yield Shares and Dreyfus Variable Investment Fund: Limited Term High Income Portfolio, and, accordingly, may be deemed to be the beneficial owner of all units held by such entities.

(5)	Includes restricted units, the following number of which may be voted or sold only upon passage of time: Mr. Matthews — 140,000; Mr. Gibbs — 85,000; Mr. Kaelber — 75,000; Ms. Coombe — 40,000; Ms. Maddox — 40,000; and Mr. Schorre — 45,000.

Where You Can Find More Information

     We file reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s Internet site located at http://www.sec.gov.

     You may also obtain a copy of our filings with the SEC, including those listed below under “Incorporation of Certain Documents by Reference,” at no cost, by writing to or telephoning us at the following address:

Link Energy LLC
2000 West Sam Houston Parkway South
Suite 400
Houston, Texas 77042
Attention: Investor Relations
(713) 993-5200

Incorporation of Certain Documents by Reference

     We are “incorporating by reference” into this information statement information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate is considered to be part of this information statement. Information that we file later with the SEC that is deemed incorporated by reference into this information statement (but not information filed with or furnished to the SEC and not deemed incorporated) will automatically update and supersede information previously included.

     We are incorporating by reference into this information statement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) prior to February      , 2004 (20 days from the date of mailing this information statement). The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003; and

•	our Current Reports on Form 8-K filed March 11 2003, June 26, 2003, July 9, 2003, July 10, 2003, August 28, 2003 and November 17, 2003.

Appendix A

AMENDMENT NO. 2

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LINK ENERGY LLC

     This Amendment No. 2 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement, dated as of March 1, 2003 (the “Limited Liability Company Agreement”), of Link Energy LLC (formerly EOTT Energy LLC), a Delaware limited liability company (the “Company”), is being executed by the undersigned authorized person pursuant to Sections 15.2, 15.3 and 15.11 of the Limited Liability Company Agreement.

     WHEREAS, Section 15.11 of the Limited Liability Company Agreement provides that any action that may be taken at a meeting of the Members may be taken without a meeting if an approval, in writing, setting forth the action so taken is signed by the Members owning not less than the minimum percentage of the Outstanding Common Units that would be necessary to authorize such action;

     WHEREAS, Section 15.2 of the Limited Liability Company Agreement provides that amendments to the Limited Liability Company Agreement require the approval of two-thirds of the holders of the Outstanding Common Units unless otherwise provided by the Limited Liability Company Agreement;

     WHEREAS, Section 4.1 of the Limited Liability Company Agreement authorizes the Board of Directors of the Company (the “Board of Directors”), to cause the Company to issue additional Company Securities subject to the limitations provided therein;

     WHEREAS, on February    , 2004, the Company obtained an Opinion of Counsel in compliance with Sections 15.3(c) and 15.11 of the Limited Liability Company Agreement;

     WHEREAS, in January 2004, holders of approximately 74.8% of the Company’s outstanding Common Units delivered written consents to the Company approving (i) an amendment to the Limited Liability Company Agreement to increase the number of Company Securities, including Common Units, that may be issued by the Company without requesting any further Holder approval (the “Unit Amendment’); and (ii) authorizing and directing the officers of the Company to take all actions necessary or advisable to effect the Unit Amendment; and

     WHEREAS, the Board of Directors, in accordance with Section 15.2 of the Limited Liability Company Agreement, has approved the Unit Amendment;

     NOW, THEREFORE, the Limited Liability Company Agreement is hereby amended as follows:

     1. Article IV of the Limited Liability Agreement is hereby amended by deleting Section 4.1(d) thereof in its entirety and replacing in lieu thereof a new Section 4.1(d) reading in its entirety as follows:

       “Notwithstanding the terms of Sections 4.1(b) and 4.1(c), the Company shall not issue additional Company Securities without the prior approval of the Holders of at least two-thirds of the Outstanding Common Units, other than up to 1.2 million Common Units to be issued under the Unit Option Plan, up to 957,981 Common Units to be issued upon exercise of the Warrants, up to 75,000,000 additional Common Units, and up to 25,000,000 additional Company Securities.”

A-1

     2. All capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to such terms in the Limited Liability Company Agreement.

     3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned authorized person has executed this Amendment to the Limited Liability Company Agreement on behalf of the Board of Directors effective as of the       day of                     , 2004.

Name:

Title:

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